Caladrius Biosciences Corporate Presentation David J. Mazzo, PhD, Chief Executive Officer March 2016 NASDAQ: CLBS 1

2 Forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this presentation, and involve certain risks and uncertainties. All statements other than statements of historical fact contained in this presentation are forward-looking statements, including statements regarding our expected financial results, as well as the potential of our product candidates. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the “Risk Factors” described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 15, 2016, and in the Company’s other periodic filings with the SEC, including, without limitation, risks related to: (i) our expected continued losses and negative cash flows; (ii) our anticipated need for substantial additional financing; (iii) the significant costs and management resources required to comply with the requirements of being a public company; (iv) the possibility that a significant market for cell therapy may not emerge; (v) the potential variability in PCT’s revenues; (vi) PCT’s limited manufacturing capacity; (vii) the need to improve manufacturing efficiency at PCT; (viii) the limited marketing staff and budget at PCT; (ix) the logistics associated with the distribution of materials produced by PCT; (x) government regulation; (xi) our intellectual property; (xii) cybersecurity; (xiii) the development, approval and commercialization of our products; (xiv) enrolling patients in and completing, clinical trials; (xv) the variability of autologous cell therapy; (xvi) our access to reagents we use in the clinical development of our cell therapy product candidates; (xvii) the validation and establishment of manufacturing controls; (xviii) the failure to obtain regulatory approvals outside the United States; (xix) our failure to realize benefits relating to “fast track” and “orphan drug” designations; (xx) the failure of our clinical trials to demonstrate the safety and efficacy of our product candidates; (xxi) our current lack of sufficient manufacturing capabilities to produce our product candidates at commercial scale; (xxii) our lack of revenue from product sales; (xxiii) the commercial potential and profitability of our products; (xxiv) our failure to realize benefits from collaborations, strategic alliances or licensing arrangements; (xxv) the novelty and expense of the technology used in our cell therapy business; (xxvi) the possibility that our competitors will develop and market more effective, safer or less expensive products than our product candidates; (xxvii) product liability claims and litigation, including exposure from the use of our products; (xxviii) our potential inability to retain or hire key employees; and (xxix) risks related to our capital stock. Although the Company believes the expectations contained in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this presentation, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, as a result of new information, future events or otherwise, except as required by law.

3 Company Overview • Caladrius, through its subsidiary, PCT, is a leading development and manufacturing partner to the cell therapy industry - 2015 Revenues: $22.5 Million (averaging 25% annual growth over past three years) - Headquarters in Basking Ridge, NJ with locations in Allendale, NJ, New York, NY, Mountain View, CA and Irvine, CA - Strategic collaboration with Hitachi Chemical to create a global commercial enterprise • Caladrius develops select early stage candidates to proof-of-concept - T regulatory cell therapy (CLBS03) targeting adolescents with recent onset type 1 diabetes in Phase 2 trial • Projected >30%/year PCT revenue growth in 2016 • Growing cell therapy clinical manufacturing as well as several PCT clients reaching potential commercialization over next few years • Value inflection upon proof-of-concept and eventual out-licensing of promising early stage candidates – currently CLBS03 • Partnering opportunity in Japan for CLBS12 for critical limb ischemia; Phase 2 protocol designed in consultation with PMDA eligible for conditional early approval upon study success • Spin-out or licensing of additional cell therapy candidates Investment Opportunity

Transforming cells into therapies From Concept to Commercial Product 4

PCT is a subsidiary of Caladrius Biosciences and is its Center of Excellence for process development, engineering and manufacturing cGMP Infrastructure Innovation cGMP Manufacturing Technology Transfer GTP Processing Logistics Process Optimization and Automation Consulting Analytical Development Manufacturing Development Quality PCT: Premier cell therapy development and manufacturing partner 5

Unmatched experience: >100 clients, 20,000 products and 6,000 patients over 17 years validate the benefits of PCT Selected Clients: 6 Clients with late phase clinical programs expected to be among the first to potential commercialization 6

7 PCT is a premier cell therapy service provider • Specializes only in cell and cell-based gene therapy development and manufacturing • Proven efficiency enhancement and reduced capital investment for clients vs. internal commitment - From preclinical to commercial • Demonstrated regulatory expertise - 50+ US and EU regulatory filings • Established process optimization and automation expertise • US and EU compliant systems and facilities Multiple cGMP manufacturing facilities Allendale, NJ (30,000 ft2) ISO Class 7 suites ISO Class 6 suite Expansion underway to increase capacity by 60% including additional EU-compliant suites Mountain View, CA (25,000 ft2) ISO Class 7 suites

Expertise in multiple cell types and therapeutic applications • Immunotherapy - T cells / CAR-T cell therapy - Tumor cells - Dendritic cells - Natural killer cells - B cells - Macrophages - Donor lymphocyte infusion • Neuro/endocrine - Neural stem cells - Porcine islets • Hematopoietic replacement - CD34+ selected cells - Ex vivo gene therapy - HSC / ASC / HPC - Genetic disease • Tissue repair/ regeneration - Fibroblasts - Keratinocytes - Multipotent mesenchymal stromal cells 8

9 Delivering a strategic solution through flexible capacity • Supplants expensive, time-consuming facility build-outs • Mitigates challenges in forecasting capacity use • Provides client-specific scalable manufacturing solutions • Anticipates and provides solutions for evolving regulatory needs • Introduces “Quality by Design” to optimize COGs

10 PCT offers a complete development pathway Clinical Manufacturing Process/ Manufacturing Development Commercial Manufacturing Strategic Manufacturing Assessment Cell therapy product concept Client may enter at any stage

11 Strategic global collaboration with Hitachi Chemical Co. Creating a global commercial enterprise with deep engineering expertise Allendale, NJ Mountain View, CA Hitachi purchases 19.9% equity stake in PCT US operation Intention to pursue PCT/Hitachi joint venture Hitachi licenses PCT technology and know-how 19.9% of PCT purchased for $19.4 million • Hitachi to pursue Asian cell therapy manufacturing • Upfront and near term milestone payments to PCT of $5.6 million • Downstream service fees and royalties on contract revenues

Caladrius base business model 12 Cell Therapy Developers & Academia Expertise Revenue Value Creation PCT: a growing business providing development, manufacturing and delivery of cell-based therapies

Caladrius enhanced business model 13 Cell Therapy Developers & Academia Expertise Revenue Value Creation Partnering post- POC provides value inflection and an additional stream of new PCT clients

14 • T Cell technology • Phase 2 proof-of-concept stage • PCT-developed manufacturing process • Strategic collaboration with Sanford Research Immune Modulation CLBS03: Type 1 Diabetes Mellitus (T1D)

15 T Regulatory Cells (Tregs): restoring immune balance and function Normal immune system: immune balance Infusion of Tregs: balance regained Autoimmunity: immune imbalance T regulatory cells T effector cells Natural polyclonal T regulatory cells Simple, cost-effective process with protected intellectual property Blood draw from patient Treg isolation, expansion and activation Infusion of Treg therapy to patient Collection Processing Infusion

Type 1 Diabetes: Unmet needs create an attractive medical and commercial opportunity

- Over 15,000 children and 15,000 adults in US with recent-onset T1D per year[1]
- 3% annual growth rate worldwide[2]
- No curative treatments for T1D, only lifelong insulin therapy (without adequate glycemic control)
- Many serious co-morbidities:
  - Cardiovascular co-morbidities
  - Diabetic neuropathy/neuropathic pain
  - Kidney failure
  - New cases of adult blindness (diabetic retinopathy)
  - Non-traumatic lower-limb amputations



T Effector Cell
Beta Cells
T Regulatory Cell
T Effector Cell-Mediated Killing of Beta Cells
T Regulatory Cell Defense of Beta Cells

1. Information TNND. *National Diabetes Statistics*. 2011
2. Maahs DM, et al. *Endocrinol Metab Clin North Am*. 2010

Caladrius BIOSCIENCES

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Treg cell therapy appears well tolerated and durable[1]

Study Leadership	Jeffrey Bluestone, PhD of UCSF, leader in field of Tregs
Design	US UCSF/Yale open-label Phase 1 study, 4-dose escalation cohorts
Patients	14 adult patients with established T1D
Results	• Results demonstrate safety/tolerance • Manufacturing feasibility established • Implied durability of effect • Infused Tregs were stable and detected in peripheral circulation for 1 year[2]



Administered Treg persistence[2]
% of administered Tregs (isotope labeled) out of total Treg population
10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
0 14 28
90
180
365
Days Post-Infusion
Each Line Corresponds to an Individual Subject

1. Gitelman et al, American Diabetes Association Abstract, 2014. 2. Dr. Jeffrey Bluestone Lab

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Treg cell therapy preserves beta cell function in children1 Marek-Trzonkowska, N t al. Clinical Immunology 2014 1. Children aged 5-18 administered 1 (10 or 20 mil cells/kg) or 2 doses (total 30 mil cells/kg) of Tregs 0 0.2 0.4 0.6 0.8 1 1.2 Day O Month 4 One Year Fasting C-peptide levels stabilized C -p e p tide ( n g /m l) Mean Treatment Mean Control 0% 20% 40% 60% 80% 100% Control Group Treatment Group Remission rate at 12 months 67% 20% n=12 n=10 Complete insulin independence Remission No Remission 18

T-Rex Study: Phase 2 proof-of-concept in adolescents with T1D1 Design • Double-blind, placebo-controlled, randomized (1:1:1) trial • Adolescent patients ages 12 to 17 with recent-onset T1D Key Endpoints • Preservation of C-peptide level, insulin use, hypoglycemic episodes, hemoglobin A1c level (all in comparison to placebo) Powering • 80% power to detect a 0.2pmol/mL difference in AUC mean C-peptide between active and placebo Study Size • 111 patients to be enrolled including 18-patient initial cohort • Approximately 20 sites expected, including US and, possibly, Canada • Supported by strategic collaboration with Sanford Research – The Sanford Project Treatment • CLBS03: Dose cohorts of 2.5 or 20 million cells/kg (single dose) Control • Placebo infusion (single dose) 1. Study cleared by FDA to proceed based on efficacy data in children establishing prospect of direct benefit 19

20 2016 Part 1 N = 18 Start-up 1st patient randomized March 7, 2016 Sanford sites activated 3-Month Follow Up* Year 2 2016 Part 2 N = 93 Additional sites activated Enrollment & Treatment 19th patient randomized* 2017 Regulatory/Strategic go/no-go T-Rex Study: Efficient asset de-risking study design • Initial 18 patients evaluated for safety and immunological markers 3 months post treatment • Interim blinded efficacy analysis when ~50% of subjects complete 6-month follow up • Top-line full study results after 111 patients complete 12-month follow up • Partnering discussions underway * Exact timing dependent on enrollment rate

Potential application across multiple autoimmune and allergic diseases 21 Multibillion-dollar lifecycle opportunity Steroid-resistant asthma Multiple sclerosis (MS) Chronic obstructive pulmonary disease (COPD) Inflammatory bowel disease Graft vs. Host disease Rheumatoid arthritis Lupus

22 • Phase 2 data for both platforms • Applicability to multiple indications Additional Technology Platforms for Partnering • CD34 cell technology for ischemic repair • Tumor cell/dendritic cell technology for immuno-oncology

23 CD34 cell technology for ischemic repair • CD34 cells shown to induce the development of new blood vessels, preventing tissue death by improving blood flow • Significant unmet need for critical limb ischemia (CLI) and chronic heart failure (CHF) • Partnering discussions advancing for Japanese development for CLI - Designed to leverage new Japanese regulatory path to early conditional approval - Phase 2 protocol and CMC strategy completed in consultation with Japanese PMDA • Out-licensing completed for CHF/AMI opportunity in specific ex-US territories CD34/CXCR4 from peripheral blood Critical limb ischemia CD34 cell therapy promoting angiogenesis CD34/CXCR4 Post-acute myocardial infarction CD34/CXCR4 from bone marrow

24 Tumor cell/dendritic cell technology for immuno-oncology • Uniquely targets cancer-initiating cells, applicability to multiple indications • Checkpoint inhibitors reduce impediments to an existing path - CLBS technology may open entirely new paths to multiple-antigen recognition • Promising Phase 2 melanoma efficacy results with no major safety issues - R.O. Dillman, et al. Cancer Biother Radiopharm 2009 - R.O. Dillman, et al. Journal Immunotherapy 2012 Caladrius Technology Checkpoint Inhibitors Potentially complementary or even synergistic approaches

Experienced executive team with broad domain-specific expertise David J. Mazzo, PhD Chief Executive Officer 30+ years of experience in all aspects of large and emerging global biotech, biopharma company operations, successful international drug development Robert A. Preti, PhD Senior VP, Manuf. and Tech. Operations and Chief Technology Officer; President of PCT Leading authority on cell-based therapy engineering; unique development and commercialization experience; 30+ years of experience Douglas W. Losordo, MD Senior VP, Clinical, Medical and Regulatory Affairs and Chief Medical Officer Leader in cell therapy research and development; renowned clinician with noteworthy academic and industry credentials; 25+ years of experience Joseph Talamo, CPA, MBA Senior VP and Chief Financial Officer Versatile finance executive with leadership experience in publicly traded development and commercial-stage companies; 20+ years of experience Todd Girolamo, JD, MBA General Counsel and Corporate Secretary Seasoned attorney with 25 years of legal, finance and biotechnology industry experience 25

26 Select financial information As of December 31, 2015 • Cash: $20.3m (1) • Long-term debt: $15m (1) • Common outstanding: 57m • Options outstanding: 7m (avg. $5.56) • Warrants outstanding: 3m (avg. $13.71) (1) On March 11, 2016, $19.4 million in cash received in the Hitachi transaction, and $7.0 million paid to reduce long-term debt 0 5 10 15 20 25 30 35 PCT revenue in millions $ 2014 (Actual) 2015 (Actual) 2016 (Guidance) $22.5m ↑25% $30m+ ↑30% $17.9m

Investor Relations Contact: LHA Investor Relations Anne Marie Fields, Senior Vice President Phone: 212.838.3777 Email: afields@lhai.com Web: www.caladrius.com NASDAQ: CLBS 27